UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2021

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2021, Dr. Shahzad Malik, a director of Iterum Therapeutics plc (the “Company”), notified the Company of his resignation from the board of directors (the “Board”) of the Company, effective immediately.   Dr. Malik also served as a member of the Company’s compensation and nominating and governance committees.   Dr. Malik’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.   The Company thanks Dr. Malik for his contributions as a member of its Board and of its compensation and nominating and governance committees.   Following Dr. Malik’s resignation, the Board approved a decrease in the size of the Board from eight to seven directors and as a result, there is not currently a vacancy on the Board

Item 8.01 Other Events

The Company’s annual general meeting of shareholders (the “AGM”) is currently scheduled to take place on June 16, 2021. However, the Company has decided to adjourn the AGM to take place on June 23, 2021 at 3 p.m., Irish time (10. a.m., Eastern Time) at Block 2, Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland, to allow more opportunity for shareholders to vote on proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: June 14, 2021
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer